GRANT AGREEMENT FOR TIME-LAPSE RESTRICTED STOCK UNITS
UNDER THE SOUTHWEST GAS HOLDINGS, INC. OMNIBUS INCENTIVE PLAN

This Grant Agreement for Time-Lapse Restricted Stock Units (“Grant Agreement”) is dated as of     , 2023, by and between Centuri Group, Inc. (“Centuri”), Southwest Gas Holdings, Inc. (the "Company"), and    ("Grantee"), pursuant to the Company's Omnibus Incentive Plan (the "Plan"). Capitalized terms that are used, but not defined, in this Grant Agreement, including Appendix A of this Grant Agreement, shall have the meaning set forth in the Plan, and the Plan is incorporated by reference into this Grant Agreement.
Overview of Your Award

Number of Units Granted:        [Base Salary on 12/31/22 x applicable incentive target x 70%, and Beginning Stock Price]
Date of Grant:    _________, 2023 (the “Date of Grant”)
Vesting Date: The Units shall become fully (100%) vested on        , 2026 (the “Vesting Date”) if the Grantee does not have a Termination (as defined in the Plan) prior to the Vesting Date, unless otherwise provided in this Grant Agreement.

1.Grant of Units. The Company and Centuri hereby award Grantee time-lapse restricted stock units (“Units”) under the Plan with the restrictions set forth below. The grant of the Units is made in consideration of the services to be rendered by the Grantee to Centuri or one of its affiliated companies. Each Unit is a phantom right that represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Grant Agreement and the Plan. The Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company. All amounts credited to the Grantee’s account shall continue for all purposes to be part of the general assets of the Company. From the Date of Grant until the Units have vested and are settled by the issuance of Common Stock, the Units are in the restriction period and the Grantee shall not have any of the rights of a stockholder of the Company with respect to the Units, except for the crediting of dividend equivalents as provided in Section 5 below. During the restriction period, Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Units or the rights relating thereto during the restriction period shall be wholly ineffective.

The Company and Centuri currently anticipate a spin-off, sale or other transaction to occur during the vesting period whereby Centuri would no longer be a subsidiary of the Company. Such anticipated transaction could result in the shares of Common Stock being converted into Centuri stock, but the dollar value of the award would remain consistent. In the event the anticipated transaction is a public spin-off, it shall not be considered a “Change in Control” as defined in Appendix A.

2.Vesting of Units. Except as otherwise provided herein, provided that the Grantee remains in continuous service through the Vesting Date, the Units will vest on the Vesting Date. However, Grantee shall not be entitled to the removal of the restrictions on such Units or to a distribution of shares of Common Stock represented by the number of Units until the time provided for in Section 6 below.

3.Forfeiture of Units. Notwithstanding Section 2 above, unvested Units shall be forfeited in case of a Termination not described in Section 4. Grantee agrees to execute such documentation that may be reasonably requested by the Company, Centuri or any affiliated company in connection with such forfeiture. All rights of Grantee with respect to any forfeited Units shall cease and terminate upon forfeiture of such Units, without any further obligation on the part of the Company, Centuri or any affiliated company.

4.Termination of Employment.

(a)Retirement or an Involuntary Termination After Six Months Following a Change in Control. If, prior to the Vesting Date, Grantee’s Termination is on account of either (i) Retirement (as defined in Appendix A), or (ii) an Involuntary Termination (as defined in Appendix A) after six (6) months following the date of a Change in Control (as defined in Appendix A) (or, if applicable, after the period in the Grantee’s Employment Agreement, if longer), in either case of this subsection (a), Grantee shall be vested on the date of Termination in a pro rata portion of the Units, with such amount determined as the total number of Units subject to this Grant Agreement multiplied by a fraction, the numerator is the total number of months (including the month in which Termination occurs) that Grantee was employed by Centuri or an affiliated company as measured from January 1, 2023 through the date on which Grantee has a Termination, over thirty-six (36).

(b)Death, Disability or an Involuntary Termination Within Six Months Following a Change in Control. If, prior to the Vesting Date, Grantee’s Termination is on account of (i) Grantee’s death, (ii) by Centuri following the Grantee incurring a Disability or (iii) on account of an Involuntary Termination within six (6) months following the date of a Change in Control (or, if applicable, the period in the Grantee’s Employment Agreement, if longer), in any such case in this subsection (b), Grantee shall be vested on the date of Termination in 100% of the Units.

(c)Other Terminations. If, prior to the Vesting Date, Grantee’s Termination is on account of (i) Cause, (ii) by the Grantee for any reason other than on account of Retirement or (iii) on account of an Involuntary Termination prior to the occurrence of a Change in Control, in any such case in this subsection (c), then all of the Units shall be forfeited and the Grantee’s rights with respect to any forfeited Units shall cease and terminate upon forfeiture of such Units, without any further obligation on the part of the Company, Centuri or any affiliated company.

(d)Any Units that become vested on account of the Grantee’s Termination as provided in this Section 4 shall be distributed to the Grantee on the date of Termination as provided in Section 6. Any Units that do not become vested on the date of Termination as provided in this Section 4, or are not otherwise vested as of the date of Termination, shall be forfeited and the Grantee’s rights with respect to any forfeited Units shall cease and terminate upon forfeiture of such Units, without any further obligation on the part of the Company, Centuri or any affiliated company. When in conflict, the terms of Grantee’s Employment Agreement, if any, shall govern in the event of vesting on a Termination in conjunction with a Change in Control.

5.Dividend Equivalents. From the Date of Grant and until the Units are distributed pursuant to Section 6, Grantee's account will be credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on Common Stock. Any such notional dividends shall be valued as of the date on which they are credited to the Grantee and reallocated to acquire additional Units. Such additional Units may also earn dividend equivalent credits and shall vest in accordance with the vesting schedule set forth above as if such Units had been issued on the Date of Grant. Dividend equivalents shall be subject to the same vesting and forfeiture restrictions as the Units to which they are attributable.

6.Distribution of Common Stock. As soon as administratively possible, as determined solely by the Company, but within sixty (60) days of the distribution event, unless a delay is required as provided in the next sentence, following the earlier of the occurrence of a Termination described in Section 4 or the Vesting Date, (the “Distribution Date”), the Grantee shall receive a distribution, as provided herein, of shares of Common Stock equal in number to the number of vested Units set forth above, plus any dividend equivalents credited to Grantee in respect of such vested Units (subject to the withholding requirements set forth in the Plan and the Grant Agreement); provided the Grantee has been an employee of Centuri or an affiliated company with continuous service from the Date of Grant to the Vesting Date, except in the event of the Grantee’s Termination as discussed in Section 4 above and the Distribution Date is the date of the Grantee’s Termination; provided, however, that if the Grantee is terminated for Cause or has a voluntary resignation that is not on account of Good Reason or Retirement between the Vesting Date and the Distribution Date, the Grantee shall forfeit any vested Units, plus dividend equivalents, and the Grantee shall not be entitled to any distributions or other payments under this Grant Agreement or otherwise. Notwithstanding the immediately preceding sentence, in the case of a distribution of shares of Common Stock on account of any Termination as provided for above, other than death, a distribution of the number of such shares, determined after application of the withholding requirements set forth in the Plan, plus any dividends payable with respect to such number of shares, on behalf of the Grantee, if the Grantee is a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent otherwise required under Section 409A of the Code, shall not occur until the date which is six (6) months following the date of the Grantee’s Termination (or, if earlier, the date of death of the Grantee). Upon a distribution of shares of Common Stock as provided herein, all other restrictions shall be removed and the Company shall cause the Common Stock then being distributed to be registered in the Grantee’s name. From and after the date of receipt of such distribution, the Grantee or the Grantee's legal representatives, beneficiaries or heirs, as the case may be, shall have full rights of transfer or resale with respect to such shares subject to applicable state and federal regulations.

7.Administration. This Grant Agreement and the rights of the Grantee hereunder are subject to all the terms and conditions of the Plan. Any inconsistency between this Grant Agreement and the Plan shall be resolved in favor of the Plan, except with regard to the Change in Control provisions that have been modified by this Grant Agreement and therefore are controlled by this Grant Agreement.

8.Holding Requirements. Grantee shall accumulate Southwest Gas Holdings, Inc. stock with a target value of a multiple of [    ] times base salary. Until Grantee reaches the target ownership requirement, Grantee must retain [        ]% of the net after-tax Shares granted under this Grant Agreement.

9.Tax Liability and Withholding. The Grantee shall be required to pay to the Company, Centuri or an affiliated company, and the Company, Centuri or an affiliated company shall have the right to deduct from any compensation paid to the Grantee pursuant to this Grant Agreement or otherwise, the amount of any required withholding or other taxes in respect of the Units and to take all such other action as the Committee (as defined in the Plan) deems necessary to satisfy all obligations for the payment of such withholding or other taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding or other tax obligations by any of the following means, or by a combination of such means:
(a)tendering a cash payment.
(b)authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.
(c)delivering to the Company previously owned and unencumbered shares of Common Stock.
Notwithstanding any action the Company, Centuri or any affiliated company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Grantee's responsibility and the Company, Centuri and any affiliated company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Units or the subsequent sale of any shares; and (b) does not commit to structure the Units to reduce or eliminate the Grantee's liability for Tax-Related Items.
10.Section 409A. This Grant Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Any distribution pursuant to this Grant Agreement that is subject to the requirements of Section 409A of the Code may only be made in a manner and upon an event permitted by Section 409A of the Code. Payments upon termination of employment may only be made upon a “separation from service” under Section 409A of the Code. Notwithstanding the foregoing, none of the Company, Centuri or any affiliated company makes any representations that the payments and benefits provided under this Grant Agreement comply with Section 409A of the Code and in no event shall the Company, Centuri or any affiliated company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.
11.Restrictive Covenants. The Grantee hereby acknowledges and agrees to continue to be bound by the restrictive covenants set forth in the Grantee’s Employment Agreement and any other restrictive covenants pursuant to which the Grantee has previously agreed to be bound, which restrictive covenants are an integral part of the Company and Centuri’s decision to grant the Units to the Grantee. Accordingly, all such restrictive covenants contained in the Employment Agreement and such other agreements are hereby deemed incorporated fully herein by reference as if set forth herein.

12.Miscellaneous.

(a)Nothing in this Grant Agreement or the Plan shall interfere with or limit in any way the right of the Company, Centuri or any affiliated company to terminate the Grantee’s employment, nor confer upon the Grantee any right to continued employment with the Company, Centuri or any affiliated company or continued service as a Board member.

(b)Upon the approval of the Board in its sole discretion, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Grantee’s rights under this Grant Agreement without the Grantee’s written consent.

(c)The Grantee shall not have voting rights with respect to the Units until the Units are settled and have been distributed as shares of Common Stock.

(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)This Grant Agreement shall be governed by the corporate laws of the State of Nevada, without giving effect to any conflict of law provisions that might otherwise refer construction or interpretation of the Grant Agreement or the Plan to the substantive law of another jurisdiction.

(f)Any dispute regarding the interpretation of this Grant Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

(g)The value of the Grantee's Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, unless otherwise provided in the Grantee’s Employment Agreement.

(h)Grantee understands that the Units and the Common Stock distributed therefrom are subject to the Company’s Clawback Policy.

Grantee acknowledges that this Grant Agreement and the Plan set forth the entire understanding between Grantee and the Company and Centuri regarding the Units granted pursuant to this Grant Agreement. Grantee has reviewed and fully understands all provisions of this Grant Agreement and the Plan in their entirety and agrees to be bound by the determinations of the Committee. Grantee acknowledges that Units awarded hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated until the restrictions on the Units are removed and the Units are distributed to the Grantee in the form of shares of Common Stock. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Units or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

SOUTHWEST GAS HOLDINGS, INC.
By:
Karen S. Haller,
President and Chief Executive Officer

CENTURI GROUP, INC.

By:
Paul M. Daily,
President and Chief Executive Officer

GRANTEE
By:
[    ]

APPENDIX A
For purposes of this Grant Agreement, the following terms shall have the following meanings: “Cause” shall mean as such term is defined in the Grantee’s Employment Agreement.
“Change in Control” shall mean (1) the sale (other than to a member of Centuri and its predecessors, successors, and past, present and future parent companies, operating companies, divisions, subsidiaries and/or affiliates (collectively, the “Employer Group”)) of substantially all of the operating assets of (a) Centuri and its subsidiaries or (b) the Company and its subsidiaries, (2) the acquisition (other than by a member of the Employer Group) of more than fifty percent (50%) of the stock of Centuri by a group of shareholders or an entity which acquires control of Centuri, (3) a merger or consolidation of Centuri with any other entity, other than a merger or consolidation which would result in the voting securities of Centuri outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the total voting power represented by the voting securities of Centuri or such surviving entity outstanding immediately after such merger or consolidation, (4) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (5) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company, or (6)  during any period not longer than two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new board member was approved by a vote of at least three-fourths (3/4) of the board members then still in office who were board members at the beginning of such period (including for these purposes, new members whose election was so approved).
“Disability” shall mean as such term is defined in the Grantee’s Employment Agreement.
“Employment Agreement” shall mean the Grantee’s Employment Agreement with Centuri or an affiliated company.
“Good Reason” shall mean as such term is defined in the Grantee’s Employment Agreement.
"Involuntary Termination” shall mean a Termination of the Grantee on account of (i) Separation from Service Without Cause or (ii) resignation by the Grantee on account of Good Reason.
“Retirement” shall mean (i) with approval from the Centuri Chief Executive Officer, the Grantee elects to terminate his/her employment with Centuri, or one of its affiliated companies, after both attaining age 59½, and completing twelve (12) complete calendar months of employment; or (ii) the Grantee has attained age 65 and elects to leave his/her employment with Centuri, or one of its affiliated companies.
“Separation from Service Without Cause” shall mean Termination of the Grantee’s employment by Centuri or an affiliated company for any reason other than death, Disability, Retirement or for Cause.